Exhibit 10.2



                                 August 1, 2005



The Board of Directors
Assure Data, Inc.
6680 Yosemite
Dallas, Texas 75254


Gentlemen:

         Reference the Form SB-2 Registration Statement of Assure Data, Inc. As disclosed in the "Use of Proceeds" section, this will evidence our commitment that, in the event the proceeds of the offering are insufficient to cover the estimated offering costs of approximately $50,000, the undersigned hereby commit and agree to contribute to the Company sufficient funds to cover all such offering costs.

         In addition, the undersigned commit and agree that, in the event the Company experiences a deficit in its cash flow during the 12 months ending July 31, 2006, they will advance the Company sufficient funds to continue operations. Any such loans will bear interest at the annual rate of 5%, and will be repayable upon demand. No demand will be made unless the Company possesses cash flow from operations or third party financings such that repayment would not cause the Company to be unable to meet its foreseeable obligations.

                                                      /s/ Robert Lisle
                                                     ---------------------------
                                                     Robert Lisle



                                                      /s/ Max Kipness
                                                     ---------------------------
                                                     Max Kipness